Exhibit 99.(a)(2)

Collins Industries, Inc.

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED AND RETURNED. As of October 10, 2003 Collins Industries, Inc. is offering to purchase 1,100,000 shares of its common stock from its shareholders in a modified dutch auction tender offer. Collins industries, Inc. is inviting shareholders to tender their shares at a price per share not less than $3.60 nor greater than $4.50. This Letter of Transmittal is to be completed only if; (a) certificates for shares (as defined below) are being forwarded herewith or (b) a tender of book entry shares is being made to the account maintained by Mellon Investor Services LLC pursuant to section 3 of the offer to purchase.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side and have read the understandings, representations, warranties and covenants, was/were the registered holder(s) of the shares of Collins Industries, Inc. common stock represented by the enclosed certificates on the effective date of the tender offer, have full authority to surrender these certificate(s), give the understandings, representations, warranties and covenants from shareholder in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

(1)	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) (if any) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
X

Signature of Shareholder	Date	Daytime Telephone #
X

Signature of Shareholder	Date	Daytime Telephone #

(2)    SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here. -->

Under penalties of perjury I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

x Signature(s)	Date:

(3)	Number of shares you own:

	Certificate	Book Entry

(4)	Number of shares you are tendering:

	Certificate	Book Entry
1.
2.
3.

(5)    Shares Tendered At A Price Determined By You:

By checking one of the following boxes below instead of the box under "Shares Tendered At A Price Determined Pursuant To The Offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price determined by Collins Industries, Inc. for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES

(Stockholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $3.60	☐ $3.90	☐ $4.20	☐ $4.40
☐ $3.70	☐ $4.00	☐ $4.30	☐ $4.50
☐ $3.80	☐ $4.10

OR

(6)    Shares Tendered At A Price Determined Pursuant To The Offer:

☐
By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price determined by Collins Industries, Inc. in accordance with the terms of the offer. This action will maximize the chance of having Collins Industries, Inc. purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $3.60.

(7)    Odd Lots:

To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares and all of the person's shares are being tendered.

On the date hereof, either (check one box):

☐
You owned beneficially or of record an aggregate of fewer than 100 shares, and you are tendering all of such shares, or

☐
You are a broker, dealer, commercial bank, trust company or other nominee which:

(a)
Is tendering, for the beneficial owner(s) thereof, shares with respect to which you are the record holder: and

(b)
believes, based upon representations made to you by such beneficial owners, that each such person was the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of such shares.

(8)    Conditional Tender:

You may condition your tender of shares on Collins Industries, Inc. purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Collins Industries, Inc. in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is:                        shares

If because of proration, the minimum number of shares that you designated above will not be purchased, Collins Industries, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

☐
The tendered shares represent all shares held by me.

HOW TO CONTACT MELLON INVESTOR SERVICES
By Telephone - 9 a.m. to 8 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico: 1-800-414-2879 (Toll Free)
From outside the U.S.: 201-373-5156 (Collect)
 WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop-Reorg Ridgefield Park, NJ 07660	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

(9) Special Payment Instructions		(10) Special Delivery Instructions
If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion
Fill in ONLY if mailing the proceeds or share certificates that are not purchased in the offer to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail unpurchased check/shares to:
Name (Please Print First, Middle & Last Name)	Title of Officer Signing this Guarantee	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	Name of Guarantor (Please Print)	Address (Number and Street)
City, State & Zip Code	Address of Guarantor Firm	(City, State & Zip Code)
Tax Identification or Social Security Number	City, State & Zip Code
Collins Industries, Inc. has no obligation to tender shares from the name of the registered holder if the shares are not purchased by Collins Industries, Inc.

(11)    AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Complete this Section only if you cannot locate some or all of your Collins Industries, Inc. certificate(s). Please print clearly.

TOTAL SHARES LOST ->		TOTAL SHARES LOST ->

Please Fill In Certificate No(s). if Known	Number of Shares	Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed		Attach separate schedule if needed

By signing this form I/We swear, depose and state that I/We am the lawful owner of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The certificate(s) representing these securities were not endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the certificate(s), as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce the Federal Insurance Company to provide suretyship for me to cover the missing certificate(s) under its Blanket Bond #8302-00-67. I/we agree to surrender the certificate(s) for its/their cancellation, if I/We, at any time, find the certificate(s).

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption and cancellation of the certificate(s), and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, and Collins Industries, Inc. from and against all loss, costs, and damages including court cost and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The right accruing to the parties under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight, breach or their failure to inquire into, contest, or litigate any claim, whichever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by the Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this date
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year
Social Security #	Date	Notary Public

Lost Securities Premium/Service Fee Calculation
If the share value is under $1,000, there is a $100.00 Service Fee only.

1.	Enter the number of shares that are lost: x (Cash Rate) $3.60 = $ Share Value*
*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon Investor Services.
2.	Please Enter Cash Value $ (Cash Value) x (3%) or .03 = Multiply by 3% (.03) for Surety Premium.	$	Surety Premium
3.	Add $100.00 for service fee	$	Service Fee
	Total Amount Due (add lines 2 & 3)	$	Total Fee

Please make all checks payable to Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07606. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL FORM

(1)
Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates (if any) in the enclosed envelope.

(2)
PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN included with this Letter of Transmittal and complete Box 8 of this Letter of Transmittal, if applicable.

(3)
Your certificated share(s) and/or Book Entry Shares you hold are shown in Box 3.

(4)
Please indicate the total number of certificated share(s) and/or book entry shares of Collins Industries, Inc. stock you are tendering in Box 4. Indicate the order by certificate number in which shares are to be purchased in the event of proration. Book-entry will be consider last.

(5)
Indication of Price at which Shares are being Tendered. If you want to tender your shares you must properly complete the pricing section of this Letter of Transmittal, which is called "Shares Tendered At A Price Determined By You". You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section "3" of the offer to purchase.

(6)
By checking the box in Section 6 instead of one of the price boxes in Section 5, you are tendering shares and are willing to accept the purchase price determined by Collins Industries, Inc. in accordance with the terms of the offer. This action will maximize the chance of having Collins Industries, Inc. purchase your shares (subject to the possibility of proration). Note this action could result in you receiving a price per share as low as $3.60.

(7)
Stockholders who own less than 100 shares ("Odd Lot" holders) and who tender all of their shares must complete Box 7 to qualify for the preferential treatment available to Odd Lot holders as set forth in Section 1 of the offer to purchase.

(8)
By checking the first box, the depository for the tender offer will only accept your tender if the minimum number of shares you indicated are purchased in the offer. Check the second box, if you are tendering all your shares.

(9)
If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. Signature(s) in Box 9 must be medallion guaranteed.

(10)
Complete Box 10 only if the proceeds of this transaction and any unaccepted shares of Collins Industries,  Inc. stock are to be transferred to a person other than the registered holder or to a different address.

(11)
If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 11, the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section, located above.

UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES AND
COVENANTS FROM SHAREHOLDER

        The shareholder hereby tenders to Collins Industries, Inc. a Missouri corporation, the above-described shares of Collins Industries, Inc.'s common stock, $0.10 par value per share, at the price per share indicated in this letter of transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 10 2003, receipt of which is hereby acknowledged, and in this letter of transmittal including the paragraphs set forth below which, as they may be amended or supplemented from time to time, together constitute the offer.

        Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, the shareholder agrees to sell, assign and transfer to, or upon the order of, Collins Industries, Inc. all right, title and interest in and to all shares tendered and orders the registration of all shares if tendered by book-entry transfer and irrevocably constitutes and appoints the depositary as the true and lawful agent and attorney-in-fact of the shareholder with respect to the shares with full knowledge that the depositary also acts as the agent of Collins Industries, Inc., with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

  l.
  deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Collins Industries, Inc. upon receipt by the depositary, as the undersigned's agent, of the purchase price with respect to the shares;

  2.
  present certificates for the shares for cancellation and transfer on Collins Industries, Inc.'s books; and

  3.
  receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the offer.

        The shareholder covenants, represents and warrants to Collins Industries, Inc. that:

  l.
  the stockholder has full power and authority to tender, sell, and transfer the shares tendered hereby and when and to the extent accepted for payment, Collins Industries, Inc. will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

  2.
  the shareholder understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this letter of transmittal will constitute the shareholder's acceptance of the terms and the conditions of the offer, including the shareholder's representation and warranty that (a) the shareholder has a "net long position," within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the shares or equivalent securities at least equal to the shares being tendered, and (b) the tender of shares complies with Rule 14e-4;

  3.
  the shareholder will, upon request, execute and deliver any additional documents deemed by the depositary or Collins Industries, Inc. to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered; and

  4.
  the shareholder has read, understands and agrees to all of the terms of the offer.

        The shareholder understands that Collins Industries, Inc.'s acceptance of Shares tendered pursuant to any one of the procedures described in the Section 3 of the Offer to Purchase and in the instructions to this letter of transmittal will constitute a binding agreement between the shareholder and Collins Industries, Inc. upon the terms and subject to the conditions of the offer. The shareholder acknowledges that under no circumstances will Collins Industries, Inc. pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

        The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing shares tendered. The certificate numbers, the number of shares, evidenced by certificates, the number of shares that the shareholder wishes to tender, and the price at which the shares are being tendered should be set forth in the appropriate boxes above.

        The shareholder understands that Collins Industries, Inc. will determine a single per share price, not greater than $4.50 nor less than $3.60, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. Collins Industries, Inc. will select the lowest purchase price that will allow it to buy 1,100,000 shares or, if a lesser number of shares are properly tendered and not properly withdrawn. All shares acquired in the offer will be acquired at the same purchase price. All shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price that is selected by Collins Industries, Inc. and shares not purchased because of proration or conditional tenders will be returned without expense to the shareholder.

        The shareholder recognizes that under the circumstances set forth in the Offer to Purchase, Collins Industries, Inc. may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

        The shareholder understands that certificate(s) for any shares not tendered or not purchased will be returned to the shareholder at the address indicated above, unless otherwise indicated in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" above. The shareholder acknowledges that Collins Industries, Inc. has no obligation, pursuant to the "Special Payment Instructions" box, to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Collins Industries, Inc. does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

        The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the shareholder and mailed to the address above, unless otherwise indicated in the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" above.

        All authority conferred or agreed to be conferred by this letter of transmittal will survive the death or incapacity of the undersigned, and any obligation of the shareholder will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.